Fourth Quarter 2023 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) February 20, 2024 The properties above are not representative of all transactions. The information provided herein is as of December 31, 2023 unless otherwise noted.

Fourth Quarter 2023 Highlights See Endnotes in the Appendix. $6.9 billion Loan Portfolio 3 $2.3 billion Equity Book Value $238 million Total Liquidity 1 9.1% Weighted Average All-In Yield 2 98% Senior Loans 3,14 98% Floating Rate Loans 3 69.2% Weighted Average Portfolio LTV 4 2.4x Net Debt / Equity Ratio 5

Financial GAAP net income of $34.0 million, or $0.24 per share; distributable earnings of $36.9 million, or $0.26 per share; and distributable earnings prior to realized gains and principal charge-offs of $44.4 million, or $0.31 per share 6 Paid a cash dividend of $0.25 per share for the fourth quarter of 2023 REO investments contributed $0.05 per share to distributable earnings for the quarter Loan Portfolio3,7 $6.9 billion loan portfolio of which 98% are floating-rate and 98% are senior loans14 During the quarter: Received loan repayments of $38 million Funded $168 million on existing loan commitments Reclassified three loans to held-for-sale; UPB of $272 million and unfunded commitments of $107 million Subsequent to year-end, sold the three loans for $262 million (96% of UPB); after repayment of senior financing and closing costs, the sale generated net liquidity of $77 million Loans with a risk rating of 4 or higher increased to 26% of the loan portfolio as of December 31, 2023, compared to 17% at September 30, 20233 Driven by increased 4 rated loans; no change to 5 rated loans from September 30, 2023 CECL reserve stands at 2.2% of UPB at December 31, 2023, comprised of (i) specific reserves of 21.5% on 5 rated loans and (ii) general reserve of 1.2% (3.0% on 4 rated loans and 0.6% on remaining loans) Liquidity and Capitalization At December 31, 2023: Total liquidity of $238 million consisting of $190 million of cash and net principal proceeds held by servicer, and $48 million of approved and undrawn credit capacity1 Unencumbered loan assets totaled $433 million (93% senior loans) Unencumbered REO asset with a carrying value of $147.1 million a Warehouse financing capacity totaled $5.1 billion across six counterparties; $3.8 billion outstanding at December 31, 2023 Net debt / equity ratio of 2.4x and total leverage ratio of 2.8x as of December 31, 2023, increased slightly from September 30, 20235,8 Fourth Quarter 2023 Highlights (cont’d) See Endnotes in the Appendix. a. Total carrying value includes acquired lease intangibles, net of accumulated depreciation.

As of December 31, 2023 As of February 16, 2024 Liquidity Overview a. Reflects payment of dividend of $35 million which was paid on January 12, 2024. b. Total carrying value includes acquired lease intangibles, net of accumulated depreciation. Cash Approved and Undrawn Credit Capacity Total Available Liquidity Unencumbered loan assets totaled $433 million (93% senior loans) Unencumbered REO asset with a carrying value of $147.1 million b 1 a

Book Value per Share Roll-Forward Totals may not foot due to rounding. $18.20 Adjusted BV per Share $17.03 Adjusted BV per Share 6

Financial Overview a. See page 4 for book value bridge. Key Financial Metrics 4Q-2023 3Q-2023 2Q-2023 1Q-2023 Total 2023 GAAP Net Income (Loss) ($MM) Per Share $34.0 $0.24 $(68.9) $(0.50) $4.3 $0.02 $36.7 $0.26 $6.0 $0.02 Distributable Earnings (Loss) ($MM)6 Per Share $36.9 $0.26 $(22.8) $(0.16) $(14.5) $(0.10) $40.3 $0.29 $39.9 $0.28 Distributable Earnings prior to realized gains and principal charge-offs ($MM)6 Per Share $44.4 $0.31 $49.6 $0.35 $50.3 $0.35 $40.3 $0.29 $184.5 $1.31 Dividends ($MM) Per Share $35.3 $0.25 $35.3 $0.25 $52.4 $0.37 $52.4 $0.37 $175.5 $1.24 Book Value ($MM) Per Share Adjusted Book Value per Sharea $2,299.9 $16.28 $17.03 $2,296.7 $16.25 $17.00 $2,400.4 $16.94 $17.64 $2,444.2 $17.26 $17.96 Net Debt / Equity Ratio5 Total Leverage Ratio8 2.4x 2.8x 2.3x 2.7x 2.3x 2.7x 2.2x 2.6x During the quarter: GAAP net income of $34.0 million, or $0.24 per share; distributable earnings of $36.9 million, or $0.26 per share; and distributable earnings prior to realized gain and principal charge-off of $44.4 million, or $0.31 per share 6 Paid a cash dividend of $0.25 per share for the fourth quarter of 2023

Loan Portfolio Overview Key Portfolio Metrics7,b December 31, 2023 September 30, 2023 Loan Portfolio3 $6.9Bn $7.1Bn Total Loan Commitments10 $8.1Bn $8.5Bn Number of Loans 65 69 LTV4 69.2% 68.8% Average Commitment Size ~$120MM ~$120MM Weighted Average All-In Yield2 9.1% 9.5% Floating Rate Loans3 98% 98% Senior Loans3,14 98% 98% a At December 31, 2023, mixed-use comprises of 3% office, 2% retail, 2% multifamily, 1% hospitality, and immaterial amounts of for sale condo. . Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances. b. Excludes three loans held-for-sale.

Loan Portfolio Overview (cont'd)

CMTG | CLAROS MORTGAGE TRUST

$ amounts in millions

				Region Exposure by Carrying Value and as a % of Total Carrying Value						
Collateral Type	Number of Loans	Carrying Value[3]	% of Total Carrying Value	West	Northeast	Southeast	Mid Atlantic	Southwest	Midwest	Other
Multifamily	22	$2,829	41%	$1,388 / 20%	$390 / 6%	-	$266 / 4%	$505 / 7%	$282 / 4%	-
Hospitality	9	$1,339	19%	$605 / 9%	$450 / 6%	$284 / 4%	-	-	-	-
Office	9	$962	14%	$251 / 4%	$272 / 4%	$225 / 3%	-	$88 / 1%	$125 / 2%	-
Mixed-use [a]	5	$597	9%	-	$195 / 3%	$103 / 1%	$299 / 4%	-	-	-
Land	6	$518	7%	-	$368 / 5%	$30 / 0%	$120 / 2%	-	-	-
For Sale Condo	2	$220	3%	$209 / 3%	$11 / 0%	-	-	-	-	-
Other [b]	12	$483	7%	$66 / 1%	$176 / 3%	$93 / 1%	$76 / 1%	-	$70 / 1%	$2 / 0%
Total	**65**	**$6,948**	**100%**	**$2,519 / 35%**	**$1,861 / 27%**	**$735 / 11%**	**$762 / 11%**	**$592 / 9%**	**$477 / 7%**	**$2 / 0%**

Totals may not foot due to rounding.

a. At December 31, 2023, mixed-use comprises of 3% office, 2% retail, 2% multifamily, 1% hospitality, and immaterial amounts of for sale condo. .
Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.

b. Includes five loans secured by a portfolio of build-to-rent homes, representing $166 million in loan commitments and $94 million in unpaid principal balance.

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2023 EARNINGS SUPPLEMENT

PAGE 7

Net Loan Fundings Totals may not foot due to rounding. a. As of December 31, 2023, we have $672.5 million of expected or in-place financings to fund our remaining commitments, excluding $48.1 million of approved and undrawn credit capacity 1. b. UPB of loans transferred to held-for-sale. $(141) Net Change in UPB a b UPB at September 30, 2023 Fundings Repayments UPB at December 31, 2023 Total Commitments $8,121 Total Commitments $8,528

Loan Maturity Schedule Excludes $262 million of loans in maturity default as of December 31, 2023.

Financing Mix Total financing capacity decreased to $7.3 billion from $7.8 billion at September 30, 2023; undrawn capacity decreased to $1.6 billion from $2.1 billion at September 30, 202312 Unencumbered loan assets totaled $433 million (93% senior loans); unencumbered REO asset with a carrying value of $147.1 million a Net debt / equity ratio of 2.4x and total leverage ratio of 2.8x as of December 31, 2023, increased slightly from September 30, 2023 5,8 Summary of Outstanding Financing $ amounts in millions Capacity UPB at December 31, 2023 Weighted Average Spread13 Repurchase agreements and term participation facility $5,710 $4,271 2.76% Asset Specific Financing $541 $407 3.41% Secured Term Loan $725 $725 4.50% Debt Related to REO $290 $290 2.83% Total as of 4Q-2023 $7,266 $5,694 3.03% a. Total carrying value includes acquired lease intangibles, net of accumulated depreciation.

Capital Structure Overview Conservative Capital Structure Capital Structure Composition ($ amounts in millions) 2.4x Net Debt / Equity Ratio5 $5.7 billion total warehouse and participation financing capacity across six counterparties with $4.3 billion outstanding12 Weighted average advance rate of 68% on asset-specific financings (77% advance rate on multi-family loans and 62% on other loans) For illustrative and discussion purposes only. Not intended to illustrate order of priority. Warehouse Facilities $3,919 Other Asset- Specific Financings $375 Debt Related to REO $290 Unencumbered loan assets totaled $433 million (93% senior loans) Equity $2,300 Secured Term Loan $725 Warehouse and Participation Facilities $4,271 Debt Related to REO $290 Other Asset-Specific Financings $407

Appendix A The properties above are not representative of all transactions.

Portfolio Overview

CMTG | CLAROS MORTGAGE TRUST

CMTG Portfolio Summary by Unpaid Principal Balance as of December 31, 2023 *($ amounts in millions)*

Investment	Carying Value[3]	Unpaid Principal Balance	Loan Commitment[10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 1	399.4	401.2	405.0	Dec-21	Multifamily	CA	Senior	N	3
Investment 2	389.5	390.0	390.0	Nov-19	Multifamily	NY	Senior	N	3
Investment 3	266.4	265.0	265.0	Jul-18	Hospitality	NY	Senior	N	3
Investment 4	224.8	225.0	225.0	Jul-21	Hospitality	GA	Senior	N	3
Investment 5	214.9	216.2	227.0	Jun-22	Hospitality	CA	Senior	N	3
Investment 6	212.9	214.5	262.1	Feb-22	Multifamily	CA	Senior	Y	4
Investment 7	212.8	213.8	235.0	Aug-22	Hospitality	CA	Senior	N	3
Investment 8	208.9	208.9	247.3	Oct-19	For Sale Condo	CA	Senior	N	3
Investment 9	188.8	189.0	197.3	Oct-19	Mixed-Use	DC	Senior	N	3
Investment 10	182.7	183.0	183.0	Sep-18	Land	NY	Senior	N	3
Investment 11	174.2	174.2	319.9	Sep-19	Office	GA	Senior	N	4
Investment 12	169.4	170.0	170.0	Jan-22	Multifamily	CO	Senior	N	3
Investment 13	168.1	168.9	193.4	Apr-22	Multifamily	MI	Senior	N	3
Investment 14	154.1	155.0	160.0	Sep-22	Multifamily	AZ	Senior	N	3
Investment 15	120.1	151.3	151.3	Jan-18	Land	VA	Senior	N	5
Investment 16	149.9	150.0	150.0	Feb-19	Office	CT	Senior	N	4
Investment 17	136.2	136.5	136.5	Dec-21	Multifamily	PA	Senior	N	3
Investment 18	132.8	133.6	151.7	Apr-22	Multifamily	TX	Senior	N	3
Investment 19	129.7	130.0	130.0	Dec-21	Multifamily	VA	Senior	N	3
Investment 20	124.8	125.0	125.0	Dec-21	Office	IL	Subordinate	N	3

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2023 EARNINGS SUPPLEMENT
PAGE 13

CMTG CLAROS MORTGAGE TRUST

Portfolio Overview

CMTG Portfolio Summary by Unpaid Principal Balance as of December 31, 2023 *($ amounts in millions)*

Investment	Carrying Value[3]	Unpaid Principal Balance	Loan Commitment[10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 21	122.5	123.3	127.3	Jun-22	Multifamily	TX	Senior	N	3
Investment 22	122.5	122.5	122.5	Sep-19	Office	NY	Senior	N	4
Investment 23	119.5	119.6	122.1	Apr-19	Mixed-Use	NY	Senior	N	3
Investment 24	118.5	119.1	122.0	Mar-22	Multifamily	TX	Senior	N	4
Investment 25	114.8	115.0	115.0	Aug-22	Multifamily	CO	Senior	N	3
Investment 26	113.6	113.5	113.5	Jul-21	Multifamily	IL	Senior	N	3
Investment 27	91.6	112.4	124.8	Feb-20	Office	CA	Senior	N	5
Investment 28	110.4	112.3	202.5	May-22	Mixed-Use	VA	Senior	Y	3
Investment 29	105.3	104.3	104.3	Jun-18	Hospitality	NY	Senior	Y	4
Investment 30	102.7	103.0	103.0	Dec-21	Mixed-Use	TN	Senior	N	3
Investment 31	100.9	101.1	101.1	Mar-23	Hospitality	CA	Senior	N	3
Investment 32	98.6	99.1	148.3	Mar-21	Other	MA	Senior	N	3
Investment 33	97.8	98.2	100.0	Aug-21	Office	CA	Senior	N	4
Investment 34	96.1	96.5	100.8	Jan-22	Multifamily	NV	Senior	N	3
Investment 35	87.8	87.8	87.8	Mar-20	Office	TX	Senior	N	4
Investment 36	88.2	87.7	87.7	Dec-18	Land	NY	Senior	N	4
Investment 37 [a]	78.4	78.5	115.3	Aug-22	Hospitality	NY	Senior	Y	4
Investment 38	77.0	78.0	140.0	Nov-22	Other	MA	Senior	Y	3
Investment 39	76.5	77.6	130.5	Jan-22	Other	PA	Senior	N	3
Investment 40	76.4	76.4	76.4	Jul-18	Hospitality	CA	Senior	N	4

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2023 EARNINGS SUPPLEMENT PAGE 14

Portfolio Overview

CMTG Portfolio Summary by Unpaid Principal Balance as of December 31, 2023 *($ amounts in millions)*

Investment	Carrying Value[3]	Unpaid Principal Balance	Loan Commitment[10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 41	75.3	75.5	76.0	Jul-22	Multifamily	UT	Senior	N	3
Investment 42	75.5	75.5	75.5	Apr-19	Mixed-Use	NY	Senior	N	3
Investment 43	51.1	71.5	84.8	Aug-21	Office	GA	Senior	N	5
Investment 44	70.4	70.7	79.6	Jun-21	Other	MI	Senior	N	3
Investment 45	67.4	67.7	83.9	Dec-21	Multifamily	TX	Senior	N	4
Investment 46	67.0	67.0	67.0	Jul-19	Land	NY	Senior	N	4
Investment 47	65.6	66.6	106.5	Oct-22	Other	NV	Senior	Y	3
Investment 48	64.3	66.0	176.3	Sep-22	Multifamily	UT	Senior	Y	3
Investment 49	61.9	62.7	90.0	Feb-22	Office	WA	Senior	N	3
Investment 50	59.2	59.6	73.7	Jan-22	Hospitality	TN	Senior	N	3
Investment 51	52.7	53.0	60.3	Nov-21	Multifamily	NV	Senior	N	3
Investment 52	50.0	50.2	53.3	Mar-22	Multifamily	AZ	Senior	N	4
Investment 53	38.6	38.8	44.8	Feb-22	Multifamily	TX	Senior	N	4
Investment 54	30.3	30.2	30.2	Jul-21	Land	FL	Subordinate	N	3
Investment 55	30.0	30.0	30.0	Apr-19	Land	MA	Senior	N	3
Investment 56	29.3	29.5	32.8	Jan-22	Other	GA	Senior	Y	3
Investment 57	24.8	24.9	28.5	Feb-22	Multifamily	TX	Senior	N	3
Investment 58	21.9	22.4	54.0	Feb-22	Other	GA	Senior	Y	3
Investment 59	16.0	16.2	23.4	Apr-22	Other	GA	Senior	Y	3
Investment 60	14.6	14.9	32.1	Feb-22	Other	FL	Senior	Y	3

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2023 EARNINGS SUPPLEMENT
PAGE 15

Portfolio Overview Investment Carrying Value3 Unpaid Principal Balance Loan Commitment10 Origination Date Property Type Location Loan Type Construction Risk Rating Investment 61 10.9 11.1 24.2 Apr-22 Other GA Senior Y 3 Investment 62 10.9 10.6 10.6 Aug-19 For Sale Condo NY Senior N 3 Investment 63 1.9 1.9 1.9 Jul-19 Other Other Senior N 5 Investment 64 (0.0) 0.9 0.9 Aug-18 Other NY Subordinate N 5 Investment 65 (1.1) - 112.1 Dec-22 Multifamily WA Senior Y 3 Total / Wtd. Average9 $6,947.8 $7,044.5 $8,121.4 17% Investment in unconsolidated joint venture a $42.5 Real Estate Owned – Hospitality, net 394.9 Real Estate Owned – Mixed-Use, net b 147.1 Portfolio Total $7,532.2 CMTG Portfolio Summary by Unpaid Principal Balance as of December 31, 2023 ($ amounts in millions) Comprised of loans backed by the same property. Total carrying value includes acquired lease intangibles, net of accumulated depreciation.

($ amounts in thousands) December 31, 2023 March 31, 2022   December 31, 2022 March 31, 2022 Assets       Cash and cash equivalents $ 187,301 $ 306,456 Restricted cash 27,588 41,703 Loan principal payments held by servicer 11,000 - Loans receivable held-for-investment 7,020,383 7,489,074 Less: current expected credit loss reserve (142,958) (128,647) Loans receivable held-for-investment, net 6,877,425 7,360,427 Loans receivable held-for-sale 261,709 - Equity method investment 42,474 41,880 Real estate owned, net 522,959 401,189 Other assets 138,905 89,858 Total assets $ 8,069,361 $ 8,241,513   Liabilities and Equity Repurchase agreements $ 3,805,678 $ 3,966,859 Term participation facility 465,434 257,531 Loan participations sold, net 120,508 263,798 Notes payable, net 283,341 149,521 Secured term loan, net 712,576 736,853 Debt related to real estate owned, net 289,913 289,389 Other liabilities 47,368 59,223 Dividends payable 35,328 52,001 Management fee payable – affiliate 9,315 9,867 Total liabilities $ 5,769,461 $ 5,785,042     Equity   Common stock, $0.01 par value, 500,000,000 shares authorized, 138,475,357 and 140,055,714 shares issued and 138,745,357 and 138,376,144 shares outstanding at December 31, 2023 and December 31, 2022, respectively 1,387 1,400 Additional paid-in capital 2,725,217   2,712,316 Accumulated deficit (426,704) (257,245) Total equity 2,299,900 2,456,471 Total liabilities and equity $ 8,069,361 $ 8,241,513 Consolidated Balance Sheets December 31, 2023 and December 31, 2022 Source: CMTG financials.

Consolidated Statements of Operations For the Three Months Ended December 31 and September 30, 2023, and December 31, 2022 Source: CMTG financials. Three Months Ended Three Months Ended Three Months Ended Three Months Ended Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) December 31, 2023 March 31, 2022 September 30, 2023 March 31, 2022 December 31, 2022 March 31, 2022 Revenue Interest and related income $ 170,929 $ 182,044 $ 154,461 Less: interest and related expense 121,191 123,611 92,501 Net interest income 49,738 58,433 61,960 Revenue from real estate owned 26,241 22,120 21,657 Total net revenue 75,979 80,553 83,617 Expenses Management fees – affiliate 9,315 9,541 9,867 General and administrative expenses 3,631 3,565 4,776 Stock-based compensation expense 4,469 4,369 3,427 Real estate owned: Operating expenses 14,528 13,706 12,300 Interest expense 6,184 6,137 4,964 Depreciation and amortization 2,579 2,558 2,039 Total expenses 40,706 39,876 37,373 Gain on sale of loan - 575 - Proceeds from interest rate cap 1,732 1,691 495 Unrealized (loss) gain on interest rate cap (1,836) (1,659) 429 Gain on foreclosure of real estate owned 4,162 - - (Loss) income from equity method investment (41) (33) 1,556 Provision for current expected credit loss reserve (5,247) (110,198) (71,377) Net income (loss) attributable to common stock $ 34,043 $ (68,947) $ (22,653) Net income (loss) per share of common stock Basic and diluted $ 0.24 $ (0.50) $ (0.17) Weighted-average shares of common stock outstanding Basic and diluted 138,776,355 138,899,168 138,457,076

Reconciliation of GAAP Net Income (Loss) to Distributable Earnings (Loss)

CMTG CLAROS MORTGAGE TRUST

Distributable Earnings (Loss) Reconciliation	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Total 2023 [2]
Net income (loss) attributable to common stock:	**$34,043**	**($68,947)**	**$4,253**	**$36,678**	**$6,027**
Adjustments:					
Non-cash stock-based compensation expense	4,469	4,369	4,395	3,366	16,599
Provision for (reversal of) current expected credit loss reserve	5,247	110,198	41,476	(3,239)	153,682
Depreciation and amortization expense	2,579	2,558	2,092	2,058	9,287
Amortization of above and below market lease values, net	354	354	-	-	708
Unrealized loss on interest rate cap	1,835	1,659	259	1,404	5,157
Gain on extinguishment of debt	-	-	(2,217)	-	(2,217)
Gain on sale of loan	-	(575)	-	-	(575)
Gain on foreclosure of real estate owned[1]	(4,162)	-	-	-	(4,162)
Distributable Earnings prior to realized gains and principal charge-offs	**$44,365**	**$49,616**	**$50,258**	**$40,267**	**$184,506**
Gain on sale of loan	-	575	-	-	575
Gain on extinguishment of debt	-	-	2,217	-	2,217
Principal charge-offs	(7,468)	(72,957)	(66,935)	-	(147,361)
Distributable Earnings (Loss)	**$ 36,897**	**$ (22,766)**	**$ (14,460)**	**$ 40,267**	**$ 39,937**
Weighted average diluted shares - Distributable Earnings (Loss)	141,321,572	141,469,161	141,648,701	140,568,979	141,254,760
Diluted Distributable Earnings per share prior to realized gains and principal charge-offs	**$ 0.31**	**$ 0.35**	**$ 0.35**	**$ 0.29**	**$ 1.31**
Diluted Distributable Earnings (Loss) per share	**$ 0.26**	**$ (0.16)**	**$ (0.10)**	**$ 0.29**	**$ 0.28**

1. Represents an adjustment to previously recognized gain on foreclosure of real estate owned in 2021.
2. Totals may not foot or cross-foot due to rounding.

Refer to page 21 for definition of Distributable Earnings.

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2023 EARNINGS SUPPLEMENT PAGE 19

Book Value per share Reconciliation Q4 2023 Q3 2023 Q2 2023 Q1 2023 Q4 2022 Equity $ 2,299,900 $ 2,296,669 $ 2,400,426 $ 2,444,154 $ 2,456,471 Number of shares of common stock outstanding and RSUs 141,313,339 141,321,693 141,687,697 141,632,654 140,542,274 Book Value per share(1) $ 16.28 $ 16.25 $ 16.94 $ 17.26 $ 17.48 Add back: accumulated depreciation on real estate owned and accumulated amortization of related lease intangibles 0.18 0.16 0.14 0.12 0.11 Add back: general CECL reserve 0.57 0.59 0.56 0.58 0.61 Adjusted Book Value per share $ 17.03 $ 17.00 $ 17.64 $ 17.96 $ 18.20 Debt-to-Equity and Total Leverage Reconciliation Q4 2023 Q3 2023 Q2 2023 Q1 2023 Q4 2022 Asset-specific debt $ 4,964,874 $ 4,935,633 $ 5,162,229 $ 5,182,328 $ 4,927,098 Secured term loan, net 712,576 713,276 713,975 736,190 736,853 Total debt 5,677,450 5,648,909 5,876,204 5,918,518 5,663,951 Less: cash and cash equivalents (187,301) (307,367) (253,055) (426,503) (306,456) Net Debt $ 5,490,149 $ 5,341,542 $ 5,623,149 $ 5,492,015 $ 5,357,495 Total Equity $ 2,229,900 $ 2,296,669 $ 2,400,426 $ 2,444,154 $ 2,456,471 Net Debt-to-Equity Ratio 2.4x 2.3x 2.3x 2.2x 2.2x Non-consolidated senior loans 887,300 887,300 916,616 915,623 968,302 Total Leverage $ 6,377,449 $ 6,228,842 $ 6,539,765 $ 6,407,638 $ 6,325,797 Total Leverage Ratio 2.8x 2.7x 2.7x 2.6x 2.6x Adjusted Book Value per share, Debt-to-Equity and Total Leverage Calculations 1. Calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements.   No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person.   Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes principal charge-offs, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager. The Company believes that Net Debt / Equity Ratio and Total Leverage Ratio provide meaningful information to consider in addition to the Company’s total liabilities and balance sheets. Net Debt / Equity Ratio and Total Leverage Ratio are used to evaluate the Company’s financial leverage. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Board in setting the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, principal charge-offs are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, or when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. Determinations of Loan-to-Value / Loan-to-Cost LTV represents “loan-to-value” or “loan-to-cost”, which is calculated as our total loan commitment from time to time, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case, as we deem appropriate for the relevant loan and other loans with similar characteristics. Loans with specific current expected credit loss (“CECL”) reserves are reflected as having an LTV of 100%. Underwritten values and projected costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of origination. LTV is updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. Totals represent weighted average based on loan commitment, including non-consolidated senior interests and pari passu interests.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; the timing of cash flows, if any, from our investments; the state of the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government policies; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest; the impact of a protracted decline in the liquidity of capital markets on our business; the state of the regional, national, and global banking systems; the uncertainty surrounding the strength of the national and global economies; the return on or impact of current and future investments, including our loan portfolio and real estate owned investments; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the market value of our investments; effects of hedging instruments on our target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our target assets and related impairment charges, including as it relates to our real estate owned investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust (“REIT”); our ability to maintain our exclusion from registration under the 1940 Act; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East and North Africa more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on beliefs, assumptions, and expectations about future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known. If a change occurs, CMTG’s business, financial condition, liquidity, and results of operations may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes Total Liquidity as of December 31, 2023, includes cash, loan principal payments held by servicer net of secured debt balance, and approved and undrawn credit capacity based on existing collateral. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of December 31, 2023. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale. LTV represents underwritten “loan-to-value” or “loan-to-cost.” Underwriting is generally not updated after origination and generally does not take into consideration the potential impact of market conditions and other factors on asset values or project costs. See Important Notices beginning on page 21 for additional information. Net Debt / Equity Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our 10-K. Refer to page 19 for a reconciliation of net income (loss) attributable to common stock to distributable earnings (loss) and distributable earnings prior to realized gains and principal charge-offs. Excludes our real estate owned (REO) investments, unless otherwise noted. Total Leverage Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Based on total loan commitments. Loan commitment represents principal outstanding plus remaining unfunded loan commitments. Fully extended maturity assumes all extension options are exercised by the borrower upon satisfaction of the applicable conditions. Subject to approval of financing counterparty as well as pledging of additional unencumbered assets. Weighted average spreads exclude LIBOR / SOFR floors. Fixed-rate financings are presented as a spread over the relevant floating benchmark rate. Senior loans include senior mortgages and similar loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.